UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012 (February 14, 2012)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS.

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

SECTION 2. FINANCIAL INFORMATION.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2012, the Company and certain of its subsidiaries entered into a five-year senior, unsecured revolving credit facility (the “Facility”) with Bank of America, N.A., as administrative agent, and other lenders party thereto in a maximum aggregate principal amount of $150 million, including a sublimit of $25 million for letters of credit and a sublimit of $15 million for swing line loans. The Facility may be increased by up to $100 million to a maximum aggregate principal amount of $250 million pursuant to the terms of the credit agreement, subject to certain limitations set forth in the credit agreement. The Facility is scheduled to expire in February 2017 and may be used to refinance existing indebtedness of the Company and for working capital, capital expenditures and other general corporate purposes. The Facility will replace the Company's existing $100 million unsecured revolving credit facility with Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association) that was scheduled to expire in October 2012. Unless the Company elects otherwise under the credit agreement, interest on borrowings under the Facility are based on the highest of (a) the federal funds rate plus 0.50%, (b) the Bank of America prime rate and (c) the British Bankers Association LIBOR Rate (or if such published rate is not available, such other rate as determined pursuant to the credit agreement) plus 1.00%, in each case plus a margin that can range from 0.125% to 0.625% depending on the Company's ratio of consolidated funded indebtedness to earnings before interest, taxes, depreciation and amortization, as set forth in the credit agreement. The Facility contains financial covenants and other covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in certain mergers, consolidations, asset sales, investments, transactions or to incur liens or indebtedness, as set forth in the credit agreement.

A copy of the credit agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing summary of the credit agreement is not intended to be complete and is qualified in its entirety by the complete text of the credit agreement.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

No.	Exhibit
10.1	Credit Agreement dated February 14, 2012 between Forward Air Corporation and certain of its subsidiaries and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 21, 2012	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
10.1	Credit Agreement dated February 14, 2012 between Forward Air Corporation and certain of its subsidiaries and Bank of America, N.A.